UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: April 23, 2008

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Compensatory Arrangements of Certain Officers.

On February 11, 2008, GMH Communities Trust (the “Company”) entered into two agreements in connection with the sale of its military and student housing divisions (the “Transactions”).  In connection with the Transactions, the Company’s Board of Trustees approved a total of $2,000,000 to be paid to certain executive officers and/or Trustees as a success fee for closing the Transactions.  On April 17, 2008, the Compensation Committee of the Company’s Board of Trustees allocated $350,000 of the success fee to Bruce F. Robinson, the President of the Company’s Military Housing Division in recognition of, and as an incentive to encourage, Mr. Robinson’s assistance with the Transaction.  This payment remains contingent upon the successful closing of the Military Housing component of the Transaction.  The remaining $1,650,000 of the aggregate success fee has not yet been allocated but will be allocated by the Company’s Board of Trustees or a committee thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2008

GMH COMMUNITIES TRUST

	By:	/s/ Joseph Macchione
	Name:	Joseph Macchione
	Title:	Executive Vice President and Chief Financial Officer